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                                                                    EXHIBIT 10.3


                  GUARANTEED LOAN SALE AND SERVICING AGREEMENT


THIS GUARANTEED LOAN SALE AND SERVICING AGREEMENT ("Agreement") is entered into by and among PACIFICAMERICA LENDING INC., A DELAWARE CORPORATION ("Seller"), CALIFORNIA THRIFT & LOAN, INC., A CALIFORNIA CORPORATION ("Buyer"), PACIFIC THRIFT AND LOAN COMPANY, A CALIFORNIA CORPORATION ("Servicer") and PACIFICAMERICA MONEY CENTER, INC., A DELAWARE CORPORATION ("Guarantor") pursuant to the following recitals, terms and conditions.

         A. This Agreement governs the sale, assignment and transfer by Seller to Buyer of the undivided ownership interests in the mortgage loans ("loan" or "loans") identified in the Loan Certificate attached hereto as Exhibit "A" to this Agreement, which by this reference is incorporated herein, together with any future loan sales which will be governed by additional Loan Certificates. This Agreement also governs Seller's responsibility for causing servicing to be done by Servicer and other incidents, including those of trusteeship with respect to the loans.

         B. Seller's responsibilities, and the warranties and representations made by Seller herein, are made for the benefit of Buyer and its successors and assignees, and are intended to be binding upon Seller.

         C. Guarantor is the parent company of Seller, and will unconditionally guarantee that Buyer shall not suffer any financial loss as a result of the transactions contemplated by this Agreement, whether as a result of non-payment by a loan debtor, any environmental issue arising in connection with real property which secures any loan, or otherwise, unless such loss is caused solely as a result of Buyer's own misconduct or gross negligence. Such guarantee shall include complete indemnification in the event Buyer (or any successor of Buyer), shall be involved in any legal proceeding in connection with any loan, or the real property securing such loan.

         D. Seller and Buyer further agree and acknowledge that the loans are serviced, and will continue to be serviced, by Servicer pursuant to that certain Loan and REO Servicing Agreement between Seller and Servicer dated as of January 1, 1994 (the "Servicing Agreement"), which is attached hereto as Exhibit "B" and is incorporated herein by this reference.

         NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree to the following:



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                                   ARTICLE I.

           SALE AND TRANSFER OF UNDIVIDED OWNERSHIP INTEREST IN LOANS

         SECTION 1.01.

                  (a) SALE AND IDENTIFICATION OF LOAN OWNERSHIP INTERESTS. Seller hereby agrees to sell to Buyer and Buyer hereby agrees to buy from Seller the undivided ownership interests in the loans and portions of loans identified in Loan Certificate(s) issued pursuant to this Agreement. Each such Loan Certificate, together with its attachment(s), shall specify, among other things, the principal amount of each of the individual loans sold and accrued interest, the name and account number of each of the loans sold, the loan-to-value ratio of each loan, and the purchase price (as described in section 1.01 (b)), to be paid to Seller.

                  (b) PURCHASE PRICE OF THE LOANS. Buyer shall pay to Seller the principal amount outstanding, plus any accrued interest due and payable to Seller, on each loan. Notwithstanding the foregoing, in the event the loan amount is greater than the value of the property securing such loan, as set forth in the Loan Certificate, the purchase price will be reduced to the gross loan-to-value ratio equal to 100% of the value of the real property securing such loan. Notwithstanding any other agreements between Buyer and Seller, in the event Buyer under this Agreement is purchasing the remaining portion of any loan in which it already owns an interest, Buyer is entitled to 100% of the yield due on the underlying promissory note for such loan (less any applicable servicing fee described in Section 3.08(a)).

                  (c) TIME AND NATURE OF THE SALE. Upon Buyer's payment of the purchase price for any loan, Buyer shall immediately become vested in the beneficial ownership of the interest in the loan. Seller will reflect the transaction hereunder on its balance sheet and other financial statements as a purchase of assets by Buyer and a sale of assets by Seller.

         SECTION 1.02. WARRANTIES AND REPRESENTATIONS.

                  (a) SELLER'S OWNERSHIP OF LOANS AND COMPLIANCE WITH APPLICABLE LAW. Seller hereby represents and warrants that as of the date Buyer buys an ownership interest in any loan and is issued a Loan Certificate under this Agreement in evidence thereof, all loan interests described in such Loan Certificate are solely owned by Seller, such loans have been duly executed and acknowledged by the loan debtor, and Seller's lien on the security property has been recorded; such loans have been made or acquired by Seller pursuant to and in compliance with all applicable federal and state laws, rules, and regulations as from time to time amended; all conditions within the control of Seller and Servicer including, without limitation, assurances that all applicable insurance policies, as required under the loans, have been obtained, and such insurance is valid and enforceable; and that all copies of any documents used in connection with this transaction are accurate and complete.

                  (b) SELLER'S AUTHORITY; POSSESSION OF COPIES OF LOAN DOCUMENTATION. Seller further represents and warrants that, without the need for further approvals or authorizations,



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it is authorized to sell its entire loan interests described in the Loan
Certificate; that Seller will do all acts necessary to perfect ownership of the loans sold under this Agreement in Buyer; and that Seller has in its possession true copies of all documents representing each such loan and all records required to be maintained for such loans, under applicable law and regulations, including, but not limited to: (1) a loan application signed by loan debtor(s);
(2) a promissory note or other evidence of debt signed by loan debtor(s); (3) a copy of the security instrument, including any modification agreement(s); (4) an appraisal or signed report of certification of valuation of the real estate collateral made in compliance with the requirements of all applicable laws and regulations; (5) a copy of loan debtors financial statement(s) or written credit report(s); (6) a title policy insuring the validity of Seller's lien position on the real estate collateral; (7) copies of applicable tax, assessment and insurance premium payment record(s); (8) a copy of the hazard insurance policy in an amount representing coverage at least equal to the outstanding principal balance or the full insurable value of the improvements, whichever is less, which covers such perils as are commonly covered in policies described as "Standard Fire and Extended Coverage," as well as other perils as to which institutional lenders operating in the same area commonly require hazard insurance, and which provides that Seller's hazard insurance is not invalidated by acts of loan debtor(s); (9) documentation showing loan originator's and, if applicable, Seller's, compliance with mortgage loan disclosure laws and regulations; and (10) any flood insurance policy required under the Flood Disaster Protection Act of 1973, as amended.

                  (c) DELIVERY OF COPIES OF LOAN DOCUMENTS. Seller promptly shall deliver to Buyer copies of the following documents pertaining to each loan or portion of loan sold under this Agreement: (1) loan application signed by loan debtor(s); (2) an appraisal or signed report of certification of valuation made in compliance with the requirements of the applicable laws and regulations;
(3) loan debtor's financial statement(s) or written credit report(s); (4) title policy insuring the validity of Seller's lien; and (5) documentation showing loan originator's and, if applicable, Seller's compliance with pertinent loan disclosure laws and regulations.

                  (d) DELIVERY OF DOCUMENTS EVIDENCING THIS TRANSACTION TO BUYER. In addition to the foregoing, Seller shall deliver to Buyer the original of the following: (1) a properly signed duplicate original of this Agreement;
(2) a statement of each loan's current status as of the time of sale, including a statement of the loan-to-value ratio of each loan; (3) the pertinent security instrument, mortgage or deed of trust; (4) for each applicable deed of trust, an original notarized assignment of deed of trust in recordable form, in form and substance acceptable to Buyer, executed by Seller, assigning each loan to Buyer; and (5) for each such note, an allonge in form and substance acceptable to Buyer, which will endorse the loan interest to Buyer. Seller and Servicer shall each retain a copy of each document described in this Section 1.02(d).

                  (e) RIGHTS OF INSPECTION. Buyer or its representative, or Buyer's successors or assignees, including any examiners or supervisory agents having jurisdiction, has the right at any reasonable time during normal business hours to request, and have access to and examine any and all books, records and documents relating to any loan in which Buyer has an ownership interest or relating to any of the matters covered by this Agreement. In addition, Seller shall fully cooperate and assist with any confidential quality control audit that Buyer may wish to perform at Buyer's own expense.


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                  (f) OTHER WARRANTIES AND REPRESENTATIONS. Seller further
represents and warrants that, as of the date of the Loan Certificate: (1) no loan is in arrears more than one calendar month; (2) to the best of Seller's knowledge, there are no mechanics' liens on the security properties; (3) to the best of Seller's knowledge, the security properties are free of substantial damage and are in good repair; (4) none of the loans are pledged as collateral for any loan or for any other purpose; and (5) each representation as to each such loan is true and correct.


                                   ARTICLE II.

                RELATIONSHIP OF PARTIES AND GUARANTEE PROVISIONS

         SECTION 2.01. RELATIONSHIP OF THE PARTIES. It is agreed that none of Seller, Buyer, Servicer nor Guarantor are partners or joint venturers.

         SECTION 2.02. GUARANTEE PROVISIONS. These provisions shall be in addition to the repurchase provisions described in Section 6.01 of this Agreement. Guarantor covenants to protect Buyer against any loss actually incurred, or where it is reasonably likely that a loss will occur in connection with any loan purchased pursuant to this Agreement in accordance with the terms set forth in this Section 2.02. However, Guarantor shall not be liable for any loss resulting solely from the misconduct or gross negligence of Buyer.

                  (a) LOAN LOSSES - BUYER ACQUIRES TITLE TO REAL PROPERTY SECURITY. For the purposes of this subsection (a), a loss will have deemed to occur at such time as legal title to the real property securing the applicable loan(s) has been acquired by or on behalf of Buyer, or any assignee or nominee of Buyer. Buyer shall market the real property security for such loan(s) as Buyer deems appropriate. Once Buyer has received a bona fide written offer for such real property, it shall so notify Guarantor, and Guarantor may, within ten
(10) days elect to purchase such real property. In that event, Guarantor shall, within five (5) business days of Guarantor's election to purchase such real property, accept a quit-claim deed without warranty of any kind, to such real property from Buyer and concurrently pay to Buyer the amount Buyer paid to Seller pursuant to Section 1.01(b) hereof, less any reduction of principal actually received by Buyer, plus all accrued but unpaid interest due to Buyer, plus any and all expenses, fees and costs incurred by Buyer in connection with such loan (except for earned servicing fees described in Section 3.08 (a) hereof). If Guarantor either does not elect to purchase the real property, or does not respond within the ten (10) day election period, Buyer may convey the real property to a third party, and Guarantor shall, within five (5) business days of being provided the closing statement of the escrow for such property, reimburse Buyer for any net loss to Buyer resulting from such disposal (including all fees and costs associated with such disposition). In addition, Guarantor covenants to completely indemnify and hold Buyer harmless from any expense, claim, cause of action or other proceeding in which Buyer may be named as a party as a result of the transaction contemplated by this Agreement. Guarantor shall not be liable for any loss resulting solely from the misconduct or gross negligence of Buyer.



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                  (b) LOAN LOSSES - BUYER DOES NOT ACQUIRE TITLE TO REAL
PROPERTY SECURITY. In the event of a loss where: (i) legal title to the real property security for a loan(s) has been acquired by a holder of any senior interest in the property; or (ii) Buyer, acting reasonably, determines that legal title can not be acquired by Buyer, Servicer, Seller or Guarantor within twelve (12) months of a default by the loan debtor(s) (as described in Section
3.10 hereof), within ten (10) days of such notice from Buyer, Guarantor shall cause the loan(s) in question to be repurchased from Buyer for the amount Buyer paid to Seller pursuant to Section 1.01(b) hereof, less any reduction of principal actually received by Buyer, plus all accrued but unpaid interest due to Buyer, plus any and all expenses, fees and costs incurred by Buyer in connection with such loan (except for earned servicing fees described in Section
3.08 (a) hereof). Buyer shall reassign such loan(s) without warranty of any kind to Guarantor (or assignee of Guarantor) concurrently with such payment. In addition, Guarantor covenants to completely indemnify and hold Buyer harmless from any expense, claim, cause of action or other proceeding in which Buyer may be named as a party as a result of the transaction contemplated by this Agreement. Guarantor shall not be liable for any loss resulting solely from the misconduct or gross negligence of Buyer.

                  (c) ENVIRONMENTAL CLAIMS. In the event of any environmental claim, or any claim arising from the environmental condition of real property securing a loan, Servicer shall immediately notify Buyer, Seller and Guarantor of such claim or other litigation. In the event Servicer either does not so notify, or is not aware of any such claim, Buyer may give notice to Seller, Servicer and Guarantor. Within ten (10) days of such notice, Guarantor shall cause the loan(s) in question to be repurchased from Buyer for the amount Buyer paid to Seller pursuant to Section 1.01(b) hereof, less any reduction of principal actually received by Buyer, plus all accrued but unpaid interest due to Buyer, plus any and all expenses, fees and costs incurred by Buyer in connection with such loan (except for earned servicing fees described in Section
3.08 (a) hereof). In addition, Guarantor covenants to completely indemnify and hold Buyer harmless from any expense, claim, cause of action or other proceeding in which Buyer may be named as a party as a result of the transaction contemplated by this Agreement. Guarantor shall not be liable for any loss resulting solely from the misconduct or gross negligence of Buyer.

                  (d) OTHER LITIGATION CLAIMS. In the event of any claim, or cause of action involving either any loan or real property securing any loan, Guarantor covenants to completely indemnify and hold Buyer harmless from any expense, claim, cause of action or other proceeding in which Buyer may be named as a party as a result of the transaction contemplated by this Agreement. Guarantor shall not be liable for any loss resulting solely from the misconduct or gross negligence of Buyer.

                  (e) INACCURATE FINANCIAL INFORMATION. In the event Buyer discovers it has been provided with materially incorrect financial information whether consolidated, or for Seller, Servicer or Guarantor individually, which, in Buyer's reasonable opinion, could impair any such entity or entities ability to financially perform under this Agreement, (whether provided as a condition precedent to this Agreement or pursuant to Section 3.01(c) hereof) Buyer shall give notice to Guarantor. Within ten (10) days of such notice, Seller shall repurchase all of the loans sold to Buyer hereunder at a purchase price equal to the amount Buyer paid to Seller pursuant to Section 1.01(b) hereof, less any reduction of principal actually



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received by Buyer, plus all accrued but unpaid interest due to Buyer, plus any and all expenses, fees and costs incurred by Buyer in connection with such loan (except for earned servicing fees described in Section 3.08 (a) hereof). In addition, Guarantor hereby guarantees Seller's performance under this Section 2.02(c) and covenants to completely indemnify and hold Buyer harmless from any expense, claim, cause of action or other proceeding in which Buyer may be named as a party as a result of the transaction contemplated by this Agreement. Guarantor shall not be liable for any loss resulting solely from the misconduct or gross negligence of Buyer.

         SECTION 2.03. GUARANTOR IS A PARTY TO THIS AGREEMENT. As a condition precedent to this Agreement, Seller shall cause Guarantor to accept and agree to the terms of this Agreement and to evidence same by causing Guarantor to execute this Agreement in the space provided below for its signature.


                                  ARTICLE III.

                    ADMINISTRATION AND SERVICING OF THE LOANS

         SECTION 3.01.  SERVICING RESPONSIBILITIES.

         (a) Seller hereby assumes the responsibility for causing Servicer to administer and service the loans specified in this Agreement and the Loan Certificate, and shall retain such responsibility while this Agreement remains in effect. A new Servicer may be designated only with the prior written consent of Buyer and Seller or its respective designee, successor or assignee, or in accordance with Section 5.01. Servicer shall not commingle with any of Servicer's funds any part of Buyer's loan principal and interest collections and other payments. Seller warrants that Servicer will administer and service the loans sold hereunder consistent with prevailing good mortgage practice, and applicable law and regulations.

         (b) Seller has requested that Buyer look solely to Seller to ensure Servicer complies with each and every requirement of this Agreement. Seller has further requested that Buyer pay any sums due under this Agreement to Seller, who shall have the sole responsibility to disburse, as appropriate and as agreed upon between Seller and Servicer, any sums due to Servicer under this Agreement. Seller shall be responsible for paying to Servicer all amounts due to Servicer for all loans in accordance with the Servicing Agreement. Buyer shall not be required to have any dealing with any party other than Seller, although Buyer may, at its sole option, deal with Servicer, or make enquiries of Servicer directly. Seller hereby indemnifies and holds Buyer, its directors, officers, agents and employees free and harmless from any loss, fees, liability, expense (including reasonable attorneys' fees and costs), claim or demand whatsoever resulting from Seller's request that Buyer deal only with Seller in connection with Servicer's rights and duties under this Agreement.

         (c) Seller represents that it will provide Buyer or Buyer's successors or assignees, as indicated on Seller/Servicer's books and records, with Seller's, Servicer's, Guarantor's or their



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consolidated certified annual financial statements for that fiscal year within fifteen (15) days of completion of such statement.

         (d) Servicer shall be responsible for the execution of any and all notices, and other acts necessary to transfer ownership of the loans sold under this or any subsequent agreement to Buyer, Buyer's successors, or Buyer's assignees, as the case may be, and for preserving all rights in said loans.

         SECTION 3.02.  REMITTANCE/APPLICATION OF PAYMENT.

                  (a) REMITTANCE OF PAYMENT. Servicer shall segregate, report and remit to Buyer and its successors and assignees registered on Servicer's books and records, on the fifteenth (15th) and last day of each month of the year ("Remittance Date") Buyer's principal and interest collections (less any money owed Servicer), as well as any prepayment in full of any loan received by Servicer through the Cutoff Date for each loan subject to the Loan Certificate. The Cutoff Date is the preceding Remittance Date through which all principal and interest collections are accumulated and totaled for reporting and remittance purposes under this Agreement. Should either the Cutoff Date or the Remittance Date fall on a holiday, such date shall be deemed to be the business day immediately preceding the actual Cutoff Date or Remittance Date. In the event that such remittance is not received by Buyer, or its successors or assignees, by the tenth (10th) day after the applicable Remittance Date, Seller shall be subject to a late charge of 8% of the amount of such remittance not received; and such charge shall be payable on demand by Buyer.

                  (b) APPLICATION OF PAYMENTS. For each loan, Servicer shall apply each payment received by it as follows, and in the following order: (i) to Seller, for the benefit of Servicer, the servicing fee more particularly described in Section 3.08(a) (but not any other fees or charges); (ii) to Buyer all sums owed to Buyer for any reason whatsoever; (iii) to Seller, any late charge paid by a loan debtor; and (iv) to Seller or Servicer, as applicable, a sum for all other fees or penalties payable to Servicer under the Servicing Agreement for such loan. If a final payment is less than the total amount owed to Buyer at the time of such pay-off, Servicer shall not accept payment without the prior written consent of Buyer.

         SECTION 3.03. REPORTING. Not less that once each month, pursuant to a schedule to be determined between Buyer and Seller, Servicer shall provide a monthly report to Buyer setting forth payments made, the outstanding principal balance, accrued interest and the status of each loan subject to this Agreement, segregated by the loans in each Loan Certificate issued hereunder. Such report shall also indicate: (1) the number and aggregate principal amount of loans delinquent one month and two or more months; (2) the value, as determined by an appraisal made in compliance with applicable regulations, of any real estate acquired through foreclosure, a deed in lieu of foreclosure or otherwise; (3) the payment status of any senior lien; and (4) the aggregate principal amount of loans in which Buyer or any successor or assignee is a participant, categorized separately by the type of real estate security. In addition, not less than quarterly, commencing three (3) months after the first purchase of loans under this Agreement, Buyer and Servicer shall reconcile payments made to Buyer during such


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quarter, as well as the principal balance, and accrued interest of the remainder of each loan which is the subject of this Agreement.

         SECTION 3.04. SERVICER'S AUTHORITY. It is agreed that the exclusive rights to decide how the loans sold under this Agreement shall be serviced in the ordinary course of business is hereby vested in Servicer, as trustee for Buyer, subject to this Article III. Seller warrants that, except as authorized by Section 3.11, Servicer will not waive or modify any right, term or provision of any loan contract under this Agreement, including the release, exchange or assumption of any loan or the real property securing any loan, without the prior written consent of Buyer. Servicer shall not, without Buyer's consent, commingle with any of Servicer's funds any part of Buyer's loan principal and interest collections and other payments. Servicer shall deposit all such collections and payments in a segregated trust or custodial demand deposit account in an FDIC-insured institution.

         SECTION 3.05. INDEXED LOAN ADJUSTMENTS. In the event the loans are adjustable rate loans, Servicer is authorized and required to make loan adjustments in compliance with the loan contract and any applicable regulatory lending requirements which shall reflect the movement of the applicable loan index, combination of indexes or a moving average of index values, or other applicable formula or schedule. The pertinent loan adjustments shall be implemented in accordance with the applicable lending regulations and the loan contract. Servicer shall be responsible for the execution and timely delivery of all appropriate notices required by the applicable lending and disclosure regulations and loan contract regarding such adjustments. If the loan debtor on any loan hereunder is in default at the time such notices are executed and delivered to such loan debtor, Servicer also shall have the responsibility for the timely execution and delivery to the loan debtor of notice that all contractual rights under the applicable loan contract in regard to such default are reserved even if the loan is adjusted. Even if Servicer has not made a loan adjustment(s) as provided for by the loan contracts and as required above, Servicer shall remit, in accordance with Section 3.02(a), an amount equal to Buyer's principal and interest payments that would have been collected if Servicer had made the loan adjustments in a timely fashion.

         SECTION 3.06. RECORDS, MAINTENANCE AND REPORTING REQUIREMENTS. Servicer shall be responsible for maintaining, or requiring the maintenance of, a complete set of books and records, as to each of the loans subject to this Agreement, including, but not limited to, a record of each receipt and each disbursement. Such books and records shall be sufficient to enable Buyer to meet all applicable regulatory requirements applicable to Buyer; and for making sure that the required monthly and quarterly reports and remittances required pursuant to Section 3.02(a) and Section 3.03 hereunder are furnished to Buyer.

         SECTION 3.07. TAXES AND INSURANCE. It is agreed that Buyer shall make additional advances on loans for taxes and insurance premiums to the extent provided in the pertinent security instrument and to the extent necessary to protect Buyer's interest in the real property collateral. Such advances and such sums advanced (including any interest or penalty thereon), shall be deemed to be part of the loan, and may be recovered from Guarantor pursuant to Section 2.02 hereof in the event of



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Buyer's loss under the applicable loan. Such amounts, where appropriate, shall be added to the principal balance of the applicable loan.

         SECTION 3.08.  SERVICER'S FEES.

                  (a) SERVICING FEES PAYABLE. Buyer shall pay to Seller a service fee of 75/100 OF ONE PERCENT (.75%) per annum of the then principal balance of each loan for the servicing of the loans. On each Remittance Date, Buyer shall pay to Seller such service fee, calculated and payable weekly in an amount equal to ONE FIFTY SECOND (1/52) of the product of .75% times the principal balance of each loan identified in a Loan Certificate as of the Cutoff Date. In no event is Buyer to incur any further or additional cost for Servicer's fees. Servicer shall also receive or retain any default penalties, late charges, assumption fees and other penalties or fees paid by any loan debtor, including prepayment penalties.

                  (b) "EXTRAORDINARY" FEES/EXPENSES. Although Seller is responsible for causing Servicer to service the loans for such consideration as is provided for in this Agreement, Buyer shall pay necessary extraordinary services which may be proper under this Agreement, including, but not limited to, the foreclosure of mortgages, property maintenance and improvement, property management, attorneys' fees, trustee's fees and costs, the sale of any foreclosed real estate and similar extraordinary expenses. These shall be contracted for by Servicer for the customary and reasonable costs for such services in the jurisdiction where the real estate is located. Servicer shall be entitled to reimburse itself for such amounts as of the Remittance Date following such expenditure. Such amounts, where appropriate, shall be added to the principal balance of the applicable loan and may be recoverable from Guarantor pursuant to Section 2.02 hereof.

         SECTION 3.09. NOTIFICATION REQUIREMENTS. Seller shall have a duty to use due diligence to ascertain, and forthwith to notify Buyer (or cause Buyer to be notified), in any event within not more than thirty (30) days of discovery, or, if prudent, such sooner date as a competent servicer would notify, either directly or through Servicer, of any failure of any loan debtor to perform a material obligation under the applicable loan, or of any of the following events which might come to the attention of Seller or Servicer:

                  (a) The abandonment of the premises securing a loan subject to this Agreement;

                  (b) The sale or transfer of premises securing a loan subject to this Agreement;

                  (c) The death, bankruptcy, insolvency or other disability of any loan debtor which might impair such loan debtor's ability to repay the loan;

                  (d) Any loss or damage to the premises securing a loan subject to this Agreement in excess of $10,000.00 in which event, in addition to notifying Buyer, Seller shall cause the property insurer concerned with the premises to be notified as required under the applicable policy of insurance;



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                  (e) Any material lack of repair or any other material
                  deterioration or waste suffered or committed with respect to the premises securing any loan;

                  (f) Any property tax with respect to any premises securing a loan that is delinquent in excess of two (2) years; or

                  (g) Any event specified in Article V. hereof.

It is understood, however, that no notice need be given to Buyer of any facts other than those of which Seller or Servicer shall have actual notice or, except for its negligence, would or should have had notice.

         SECTION 3.10. DEFAULT BY LOAN DEBTOR. For the purpose of this Section
3.10 a loan shall be in "default" or "defaulted" on the date which is the earlier of the mailing or recording of a notice of default to a loan debtor, or the date of filing (whether voluntarily or otherwise) of any petition under any provision of bankruptcy law in connection with such loan debtor.

                  (a) SERVICER'S DUTIES. Servicer shall be responsible for foreclosing upon the real property collateral securing any defaulted loan under this Agreement by appropriate procedure to be determined by Servicer and Buyer. If Servicer, Seller or Guarantor knows, or has reason to know, that there is an environmental liability associated with real property securing a defaulted loan, Servicer shall immediately so notify Buyer in writing. In no event shall Servicer commence a foreclosure proceeding, foreclose, take a deed-in-lieu or commence any other action intended to obtain title to real property underlying a defaulted loan if Servicer, Seller or Guarantor knows, or has reason to know, that there is an environmental liability associated with such real property unless Buyer has agreed to such action in writing. Upon foreclosure (or other taking of title) of the real property which had secured the loan, Guarantor shall concurrently pay to Buyer the sums described in Section 2.02(a), together with all fees and costs, including, without limitation, all necessary expenses incurred in the payment of taxes, insurance premiums, waste and vandalism prevention, repairs, maintenance, improvement, management, foreclosure, attorneys' fees, and other similar expenses, including any interest or penalty thereon, incurred by Buyer.

         SECTION 3.11. OTHER AUTHORIZED ACTS. If, from time to time, any of the loans covered under this Agreement are endorsed or insured, or the obligations thereunder are further secured by other collateral, then it is agreed that Seller shall (and that Seller is authorized to appoint Servicer as its agent), act for Buyer. Upon Buyer's written consent, Seller is authorized to release collateral security other than the real property described in the security instrument, to waive or collect special fees or charges, and to agree to substitution of personal liability, or to release persons secondarily liable.

                                   ARTICLE IV.
                    TRANSFERABILITY AND SALE TO THIRD PARTIES

         SECTION 4.01. AUTHORITY TO TRANSFER LOANS. Buyer may sell or transfer its ownership interests in loans subject to this Agreement to third parties.

         SECTION 4.02. RIGHTS OF THIRD PARTIES ON RESALE. In the event Buyer or any successor or assignee of Buyer resells to a third party or parties all or a portion of its ownership interest in any loan(s), such resale may be evidenced by a new Loan Certificate(s), which shall be issued by Buyer or its successor or assignee in the same form as the Loan Certificate attached hereto and which shall set forth the interest in the underlying loans being resold. All reselling parties to such resale transactions may notify Seller, Servicer and Guarantor of such resale by written instructions identifying the interest in the underlying loan(s) being resold and the number of the Loan Certificates representing such resold interests. Upon receipt of any such instructions, Seller will be responsible for promptly causing Servicer to make notations in the books and records to reflect the change ownership interests resulting from such resale and segregate such third party's (or parties') portion of the amount of principal and interest collected and causing monthly remittances and reports to be made to the respective owners of such interests in a manner consistent with the ownership interest then outstanding and the provisions of this Agreement, subject to the provisions of Section 3.08; provided, however, that if Seller or Servicer receives such a notification less than five (5) days before a Remittance Date (as defined in Section 3.02(a)), Servicer's duties to remit and report as required by this section shall begin with the next succeeding Remittance Date.

Notwithstanding the foregoing, if such a third party is buying a whole loan(s), it reserves the right to transfer servicing to any other person or entity. In that event, Servicer shall, as soon as practicable, but in any event within thirty (30) days, transfer the servicing of such loan, as directed by such third party, together the copies of the note, deed of trust and title policy and a statement of each such loan's current status as of the time of sale.


                                   ARTICLE V.
                       INSOLVENCY (OF SELLER OR SERVICER)
                             AND BREACH OF CONTRACT

         SECTION 5.01. TRANSFER OF SERVICING: TRIGGERING EVENTS. In the event of any of the following (the occurrence of any of which Seller or Servicer covenants to promptly notify Buyer of): (1) the insolvency of Servicer; (2) the filing by or against Seller or Servicer of a petition under any provision of bankruptcy law, or of an assignment for the benefit of creditors; (3) the appointment by any public or supervisory authority of any person or firm in charge of Seller or Servicer or the assets of either; (4) a material breach by Seller or Servicer of any covenant or agreement herein or in any Loan Certificate, except for the breach described in Section 5.02; (5) the involuntary sale of any loans covered by this Agreement; or (6) the issuance by an appropriate public monitoring or supervisory authority of a cease and desist order or its equivalent against Seller or Servicer or any of their directors and officers which, in Buyer's reasonable opinion, would materially affect the ability of Seller or Servicer to service the loans as required by this Agreement, it is agreed that Buyer, or its successor or assignee shall automatically succeed to all rights, titles, status, and responsibilities which Seller or Servicer may have regarding the holding and servicing of said loans and advances. Buyer, or its successor or assignee, shall have the option to designate itself or any person or firm in its discretion to exercise such powers in a manner consistent with the respective interests of all owners hereunder as such interests may appear. In such event, said loans and all records thereof shall be delivered to Buyer, its successor, assignee or its designee or the successor Servicer, as the case may be, together with necessary or proper assignments, transfers, and documents of authority. In such event, Buyer or its successor or assignee shall assume the duties of Servicer and Guarantor shall have the same rights to notification under Section 3.09 hereof and to approval under Section 3.11 hereof as are granted to Buyer pursuant to those sections.

         SECTION 5.02. RIGHT TO CURE BREACH OF WARRANTY. In the event of a breach of the warranty set forth in Section 1.02(f)(2), Seller shall have ten
(10) days to cure such breach after written notification is sent in accordance with Section 6.05 to Seller by Buyer. In the event Seller has not cured such breach to Buyer's satisfaction within such time frame, Seller shall repurchase such loan(s) in accordance with Section 6.01(b).

         SECTION 5.03 RIGHT OF BUYER TO CAUSE SERVICER TO BE REMOVED. If, in Buyer's reasonable discretion, Buyer believes that Servicer has not performed each of its obligations in accordance with the provisions of this Agreement, or has charged excessive fees in connection with the servicing of the loans, Buyer shall provide thirty (30) days written notice of such act, or failure to act, to Seller. Seller and Servicer shall have a period of thirty (30) days to cure such default(s) to the reasonable satisfaction of Buyer. If such default(s) have not been so cured, Buyer shall have the immediate right to cause the servicing of the loans to be transferred to another servicer of Buyer's selection. In that event, Seller and Servicer shall fully cooperate with Buyer to cause the smooth and timely transition of the servicing of the loans. In such event, Buyer or its successor or assignee shall assume the duties of Servicer and Guarantor shall have the same rights to notification under Section 3.09 hereof and to approval under Section 3.11 hereof as are granted to Buyer pursuant to those sections.

                                   ARTICLE VI.
                            MISCELLANEOUS PROVISIONS

         SECTION 6.01. REPURCHASE OF LOANS.

                  (a) MISSTATEMENT OF MATERIAL FACT. Seller agrees, upon Buyer's written request, to repurchase Buyer's interest in any pertinent loan(s), if any misstatement of material fact, intentional or otherwise which would materially affect the value of the underlying collateral or the collectability of any loan, by Seller or loan debtor(s), is disclosed by actual inspection by Buyer or its representative, or otherwise. The repurchase price shall be for an amount equal to the then unpaid balance of such loan(s), plus any accrued interest on such unpaid balance, plus any costs or expenses incurred by Buyer in connection with such loan(s). Seller shall repurchase such loan(s) within 15 days from the date of Seller's receipt of Buyer's written repurchase request.

                  (b) BREACH OF REPRESENTATIONS, WARRANTIES OR COVENANT(S). Subject to Section 5.02 of this Agreement, if Seller or Servicer breaches any representation, warranty or covenant made in this Agreement regarding any loan which Buyer has purchased, Seller shall repurchase such loan(s) within fifteen
(15) days from receipt of Buyer's written request for such repurchase. The purchase price shall be for an amount equal to the then unpaid balance of such loan(s), plus any accrued interest on such unpaid balance, plus any costs or expenses incurred by Buyer in connection with such loan(s).

         SECTION 6.02. EFFECT OF ARTICLE AND SECTION HEADINGS/ENTIRE AGREEMENT. The Article and Section headings herein are for convenience only and shall not affect the construction of this Agreement. This Agreement contains the entire agreement between the parties hereto and cannot be modified in any respect except by an agreement in writing.

         SECTION 6.03 COUNTERPARTS. This Agreement may be executed simultaneously or in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement.

         SECTION 6.04. SEVERABILITY. If any provision of this Agreement is held to be invalid, the legality and enforceability of all remaining provisions shall not in any way be affected or impaired, and this Agreement shall be interpreted as if such invalid provision was not contained herein.

         SECTION 6.05. NOTICE. Unless otherwise specified herein, any written notice required to be given pursuant to this Agreement shall be sent by first-class mail, personal delivery or facsimile transmission with confirmation of receipt and shall be sent to the principal business office of Seller, Buyer or Servicer at the following address:

         If to Buyer:               California Thrift & Loan, Inc.
                                    945 North Grand Avenue
                                    Covina, CA 91724
                                    Attention: Mr. Michael A. Iachelli

         If to Seller:              PacificAmerica Lending Inc.
                                    21031 Ventura Blvd.
                                    Woodland Hills, CA 91364-2203
                                    Attention: Mr. Joel R. Schultz

         If to Servicer:            Pacific Thrift and Loan Company
                                    21031 Ventura Blvd.
                                    Woodland Hills, CA 91364-2203
                                    Attention: Mr. Mardy Grossman

         If to Guarantor:           PacificAmerica Money Center, Inc.
                                    21031 Ventura Blvd.
                                    Woodland Hills, CA 91364-2203
                                    Attention: Mr. Richard D. Young

Notice shall be deemed to have been given as of the date such notice was deposited in the United States mail, postage prepaid.

         SECTION 6.06. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         SECTION 6.07. ATTORNEYS' FEES. In any dispute between the parties, whether or not resulting in litigation, the prevailing party shall be entitled to recover from the other party reasonable costs, including, without limitation, reasonable attorneys' fees. "Prevailing party" shall include, without limitation, a party who dismisses an action for recovery in exchange for sums allegedly due, performance for covenants allegedly breached or considerations substantially equal to the relief sought in the action or which receives, in connection with any dispute, performance from the other party substantially equivalent to any of these.

         SECTION 6.08. SELLER'S, SERVICER'S AND GUARANTOR'S BOARD OF DIRECTORS TO CONSENT TO AGREEMENT. As a condition precedent to this Agreement, the Board of Directors of each of Seller, Servicer and Guarantor shall approve the terms of this Agreement, and the transaction contemplated hereby. Such action shall be reflected in the meeting minutes of each such Board of Directors. Such resolutions shall be attached hereto as Exhibit "C," and will be incorporated herein by this reference. Failure by any party to provide such a written board resolution shall cause this Agreement to be null and void at inception.

         SECTION 6.09. SELLER, SERVICER AND GUARANTOR COVENANTS RE ABILITY TO PERFORM. Seller, Servicer and Guarantor hereby represent and warrant that there are no agreements which affect, or could potentially affect, Buyer in connection with the transaction contemplated by this Agreement. Seller, Servicer and Guarantor (as applicable), hereby covenant to notify Buyer immediately of any proposed modification, revision, amendment, restatement or supplement to the Servicing Agreement and to provide Buyer with a copy of any new agreement within five (5) business days of Seller's, Servicer's or Guarantor's execution of same.

         SECTION 6.10 AUTHORIZED SIGNATURES. Any individual signing this Agreement on behalf of an entity represents and warrants that he has full authority to do so and that no person or entity other than such individual is required to execute this Agreement in order to give it legal effect.

IN WITNESS WHEREOF, each party has caused its corporate seal to be affixed hereto and this instrument to be signed in its corporate name on its behalf by its proper officials duly authorized.


SELLER:                               BUYER:

PACIFICAMERICA LENDING, INC.          CALIFORNIA THRIFT & LOAN, INC.


by: /s/ JOEL R. SCHULTZ               by: /s/ MICHAEL A. IACHELLI
   ---------------------------           ----------------------------
      Joel R. Schultz                       Michael A. Iachelli
      President and CEO                     President

Date:  January 14, 1997               Date:  January 14, 1997
      ------------------------              -------------------------

SERVICER:                             GUARANTOR:

PACIFIC THRIFT AND LOAN               PACIFICAMERICA MONEY CENTER, INC.

by: /s/ RICHARD D. YOUNG              by: /s/ JOEL R. SCHULTZ
   ---------------------------           ----------------------------
      Richard D. Young                      Joel R. Schultz
      President                             President and CEO

Date:  January 14, 1997               Date: January 14, 1997
      ------------------------              -------------------------

                                   EXHIBIT "A"

                                LOAN CERTIFICATE


TO:______________________________________________________,   Buyer


THIS CERTIFIES THAT THE UNDERSIGNED SELLER has received from the undersigned Buyer the purchase price in the principal sum of $ ___________________. Seller sells, conveys, assigns, transfers, and issues to Buyer under and subject to, the Guaranteed Loan Sale and Servicing Agreement ("Agreement") dated__________, 19__, between Seller, Buyer, Servicer and Guarantor undivided ownership interests in each of the loans or portions of loans described with particularity, (including, without limitation, each such loan's remaining term, interest rate, lien position and loan-to-value ratio) on the list attached hereto and incorporated hereby into this Loan Certificate.

The total outstanding unpaid principal balance of said loans as of this date is $______________.

It is agreed that Buyer shall receive a yield equal to the current interest rate of each note, the unpaid principal balance from time to time as specified in Sections 3.02 and 3.03 of the Agreement, plus the amount of any interest collected pursuant to any increase in the interest rate on any of said loans. Buyer's yield shall begin to accrue as of the date Buyer pays the purchase price to Seller under the Agreement.

The rights and obligations of the parties to this Loan Certificate are governed by the above-described Agreement, which is fully incorporated herein by reference.


SELLER:                               BUYER:

PACIFICAMERICA LENDING, INC.          CALIFORNIA THRIFT & LOAN, INC.


by:                                   by:
   ---------------------------           ----------------------------
      Joel R. Schultz                       Michael A. Iachelli
      President and CEO                     President

Date:                                 Date:
      ------------------------              -------------------------



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